UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2024

TELESIS BIO INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40497	45-1216839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10421 Wateridge Circle Suite 200
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 228-4115

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TBIO	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Telesis Bio Inc. (the "Company") announced that effective October 31, 2024, Robert H. Cutler, the Company's Chief Legal Officer, will depart the Company. In connection with Mr. Cutler's departure, Mr. Cutler and the Company have executed a Separation Agreement (the "Separation Agreement"). Under the terms of the Separation Agreement, the Company will provide for the following benefits (the “Severance Benefits”), subject to the terms and conditions of the Separation Agreement:

•
severance payment of $307,500, which is equal to nine months of Mr. Cutler's salary, to be paid in equal installments on the Company's regular payroll schedule; provided that the Company will accelerate and pay all remaining amounts of the severance in one payment as soon as the Company is able to raise $4 million in the form of a financing of any type, a payment of milestones or other payment under existing agreements between the Company and third parties or payment in consideration entering into one or more new agreements with a third party collaborator or licenses, or any combination thereof;
•
nine months of continued COBRA premiums equal to $23,596.88.

As part of the Separation Agreement, Mr. Cutler signed a general release in favor of the Company. It is expected that Mr. Cutler and the Company will also enter into a consulting agreement pursuant to which Mr. Cutler will assist with the transition of his role and consult for the Company.

The foregoing description of the terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Telesis Bio Inc.

Date:	October 25, 2024	By:	/s/ Eric Esser
President and CEO